UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2009, Primus Telecommunications Group, Incorporated issued a press release announcing the pricing of its previously announced offering by its wholly-owned subsidiaries, Primus Telecommunications Holding, Inc. (the “U.S. Issuer”) and Primus Telecommunications Canada, Inc. (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”) for $130,000,000 principal amount of units (the “Units”), each Unit to consist of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by the U.S. Issuer (the “U.S. Notes”) and $346.15 aggregate principal amount of 13% Senior Secured Notes due 2016 issued by the Canadian Issuer (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”).

The Issuers issued the Units in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Issuers offered the Units within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, does not constitute an offer to sell or the solicitation of an offer to buy any of the Units or the underlying Notes nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Neither the Units nor the underlying Notes are registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, neither the Units nor the underlying Notes may be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

Exhibit 99.1	Press release, dated December 14, 2009, of Primus Telecommunications Group, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Date: December 14, 2009	By:	/S/ THOMAS R. KLOSTER
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

Exhibit 99.1	Press release, dated December 14, 2009, of Primus Telecommunications Group, Incorporated.